UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 23, 2012

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation)	1-33128 (Commission File Number)	98-0503315 (IRS Employer Identification Number)

601 Carlson Parkway

Minnetonka, Minnesota  55305

(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                                       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the 2012 Annual Meeting:

1)                                      three Class III directors were elected to serve a term ending in 2015;

2)                                      the performance criteria under the OneBeacon Long-Term Incentive Plan (2007) were approved; and

3)                                      the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2012 was approved.

As of March 29, 2012, the record date for the 2012 Annual Meeting, a total of 23,613,719 Class A Common Shares and 71,754,738 Class B Common Shares were issued and outstanding.  The results of the vote are presented below.

Proposal 1 — Election of three Class III directors with a term ending in 2015.

Director	Votes For*	Votes Withheld	Broker Non-Votes
Raymond Barrette	724,728,722	14,172,534	1,465,335
Reid T. Campbell	725,828,008	13,073,248	1,465,335
Morgan W. Davis	737,089,257	1,811,999	1,465,335

Proposal 2 — approval of the performance criteria under the OneBeacon Long-Term Incentive Plan (2007); and

Votes For*	Votes Against	Abstentions	Broker Non-Votes
727,154,088	11,596,428	150,740	1,465,335

Proposal 3 - Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2012.

Votes For*	Votes Against	Abstentions	Broker Non-Votes
740,091,761	190,429	89,401	—

*Each Class B Common Share is entitled to 10 votes for every one share; the totals shown above give effect to the 10 for 1 Class B Common Share voting rights.  The Class A and Class B shares vote together as one class.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date:	May 25, 2012
		By:	/s/ Jane E. Freedman
Jane E. Freedman
Secretary and Associate General Counsel